UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 27, 2008
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On February 27, 2008, Mercantile Bancorp, Inc. (the “Company”) issued a press release reporting unaudited financial results for the year ended December 31, 2007. The company reported preliminary 2007 fourth quarter and full year results on January 24, 2008.
     Net income was $10.0 million, or $1.15 per share, on 8.7 million weighted average shares outstanding, compared with net income of $10.3 million, or $1.18 per share in 2006 on 8.8 million shares (adjusted for a 3-for-2 split in December 2007). In both years, the company realized gains from the sale of equity investments in startup banks. The pre-tax gains in 2006 were $4.3 million, compared with $2.7 million in 2007.
     Interest income in 2007 rose to $96.0 million from $76.2 million in 2006, driven partially by a 40 percent interest income growth from real estate lending and 14 percent growth in interest from consumer loans.
     Non-interest income for 2007 was approximately $13.9 million – on-par with non-interest income in 2006. However, excluding the gains from the sale of equity investments, non-interest income rose significantly as customer service fees and income from the company’s growing equity brokerage and trust businesses grew year-over-year.
     Total interest expense was up 39 percent, with interest expense on deposits rising 35 percent. These increases were consistent with the growth in liabilities during the year. Non-interest bearing deposits, a low-cost source of funds for the bank, increased 20 percent.
     Organic growth and the acquisition of Hannibal National Bank contributed to a $200 million gain in total assets, to $1.6 billion at December 31, 2007 from $1.4 billion at year-end 2006. The company’s loan portfolio grew to $1.2 billion at the close of 2007 compared with $1.0 billion at the end of 2006.
     Due to the asset growth and the continuing soft economy, the company increased its loan loss provision toward the end of 2007, but at $3 million was still less than the 2006 loan loss provision of $3.9 million. Non-performing loans 90 days or more outstanding were $23.0 million at December 31, 2007 compared with $6.4 million the year before.
     The full text of the earnings release is included herein as Exhibit 99.1 and is incorporated herein by reference.
Note: The information in this report provided in Item 2.02 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements And Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on February 27, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
	By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
Date: February 27, 2008	Title:	President, and Chief Executive Officer

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